                           SECTION 906 CERTIFICATION


Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Calamos Strategic Total Return Fund (the "Company"), hereby certifies, to his knowledge, that the Company's Report on Form N-CSR for the period ended October 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:

/s/ John P. Calamos, Sr.
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Name:  John P. Calamos, Sr.
Title: Principal Executive Officer



/s/ Patrick H. Dudasik
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Name:  Patrick H. Dudasik
Title: Principal Financial Officer


This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed "filed" for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934.

A signed original of this certificate required by Section 906 has been provided to Calamos Strategic Total Return Fund and will be retained by Calamos Strategic Total Return Fund and furnished to the Securities and Exchange Commission or staff upon request.




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